Exhibit (i)

Paul Hastings LLP

101 California Street, 48th Floor

San Francisco, California 94111

1(415) 856-7007

davidhearth@paulhastings.com

February 28, 2023

VIA EDGAR

TCW Funds, Inc.

865 South Figueroa Street, Suite 1800

Los Angeles, CA 90017

Re:    TCW Funds, Inc. – File Nos. 033-52272 and 811-07170

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to TCW Funds, Inc. (the “Registrant”), as shown in Post-Effective Amendment No. 113 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

David A. Hearth

for PAUL HASTINGS LLP